EXHIBIT 99.1

VolitionRx Announces Pricing of up to $21.5 Million Registered Direct Offering

$7 million upfront with up to an additional $14.5 million of potential aggregate gross proceeds upon the exercise in full of milestone-linked warrants

HENDERSON, Nev., Aug. 9, 2024/PRNewswire/—VolitionRx Limited (NYSE AMERICAN: VNRX) (“Volition” or the “Company”), a multi-national epigenetics company, announced today that it has entered into definitive agreements for the purchase and sale of 12,727,273 shares of its common stock (or common stock equivalents in lieu thereof) and milestone-linked warrants, composed of series A warrants to purchase up to 12,727,273  shares of common stock and series B warrants to purchase up to 12,727,273 shares of common stock, at an offering price of $0.55 per share (or common stock equivalent in lieu thereof) and accompanying warrants.  The offering is expected to close on or about August 12, 2024, subject to the satisfaction of customary closing conditions.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The milestone-linked series A warrants have an exercise price of $0.57 per share, are exercisable six months following issuance and will expire on the earlier of (i) two years following the initial exercise date and (ii) 60 days following the Company’s announcement of one or more significant agreements to develop and commercialize a product, technology or process in the human space with milestone payments.  The milestone-linked series B warrants have an exercise price of $0.57 per share, are exercisable six months following issuance and will expire on the earlier of (i) five years following the initial exercise date and (ii) 6 months following the Company’s announcement of its or a third party’s receipt of the first FDA approval of a product, technology, or process in the human space utilizing the Company’s intellectual property.

The aggregate gross proceeds from the offering to the Company are expected to be approximately $7 million, before deducting the placement agent’s fees and other estimated offering expenses payable by the Company.  The potential additional gross proceeds to the Company from the milestone-linked warrants, if fully-exercised on a cash basis, will be approximately $14.5 million.  No assurance can be given that any of such milestone-linked warrants will be exercised.  Volition expects to use the net proceeds of the offering for research and continued product development, clinical studies, product commercialization, working capital and other general corporate purposes.

The securities described above are being offered by the Company pursuant to a shelf registration statement on Form S-3 (File No. 333-259783) that was filed with the Securities and Exchange Commission (the “SEC”) on September 24, 2021, as amended on November 4, 2021, and declared effective by the SEC on November 8, 2021. The offering is being made only by means of a prospectus supplement and accompanying base prospectus that form a part of the shelf registration statement.  A final prospectus supplement and accompanying base prospectus relating to the offering will be filed with the SEC and may be obtained, when filed, on the SEC’s website located at www.sec.gov.  Electronic copies of the final prospectus supplement and accompanying base prospectus relating to the offering may also be obtained, when filed, by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by phone at (212) 856-5711 or e-mail at placements@hcwco.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities nor shall there be any offer or sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Volition

Volition is a multi-national company focused on advancing the science of epigenetics. Volition is dedicated to saving lives and improving outcomes for people and animals with life-altering diseases through earlier detection, as well as disease and treatment monitoring.

Through its subsidiaries, Volition is developing and commercializing simple, easy to use, cost-effective blood tests to help diagnose and monitor a range of diseases, including some cancers and diseases associated with NETosis, such as sepsis. Early diagnosis and monitoring have the potential not only to prolong the life of patients, but also improve their quality of life.

Volition’s research and development activities are centered in Belgium, with an innovation laboratory and office in the U.S. and additional offices in Nevada, London and Singapore.

Media

Louise Batchelor/Debra Daglish, Volition

mediarelations@volition.com

+44 (0)7557 774620

Cautionary Note Regarding Forward-Looking Statements

Statements in this press release may be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that concern matters that involve risks and uncertainties that could cause actual results to differ materially from those anticipated or projected in the forward-looking statements. These forward-looking statements reflect the current beliefs and expectations of management and include statements regarding the expected use of proceeds from the offering, the ability of the Company to achieve certain milestone events, the exercise of the milestone-linked warrants upon the achievement of such milestone events or otherwise prior to their expiration, the satisfaction of customary closing conditions related to the offering and sale of securities, and Volition’s ability to complete the offering.  All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Although Volition believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Forward-looking statements are subject to risks and uncertainties that may cause Volition’s actual activities or results to differ materially from those indicated or implied by any forward-looking statement, including, without limitation, due to risks and uncertainties related to market conditions and the satisfaction of closing conditions related to the offering, and risks disclosed in the documents Volition files from time to time with the SEC, including Volition’s Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K. Forward-looking statements are made as of the date of this release, and, except as required by law, Volition does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.

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